Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, please contact: Joy Randels +1.941.357.2855 jrandels@isc8.com

ISC8 Inc. Trading Symbol Changed from IRSN

to ISCI

Costa Mesa, CA—February 28, 2012 — ISC8 Inc. (OTCBB: ISCI.OB, the “Company”), announced that effective immediately it has changed its trading symbol from IRSN to ISCI. As previously disclosed, ISC8 Inc. formally changed its name from Irvine Sensors Corporation on January 24, 2012. In connection with the name change, the Company’s common stock is now traded on the OTCBB under the new trading symbol “ISCI”.

About ISC8

ISC8 is actively engaged in the development and sale of intelligent cyber security solutions for information technology (IT) for commercial and government environments worldwide. ISC8 provides 3D stacked chip assemblies, high-speed processors, and miniaturized sensors – all technologies it has developed. ISC8 was founded in 1974 and is headquartered in Costa Mesa, California.

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ISC8 Statement Under the Private Securities Litigation Reform Act

The release contains information about future expectations, plans and prospects of ISC8’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, the effects of any attempts to intentionally disrupt our services or network by hackers or others, changes in ISC8’s technologies such that they are no longer inter-operable, failure of customers to adopt, or delays in their adoption of, ISC8 products or services discussed above, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.